EXHIBIT 23.1

CONSENT OF UHY LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-119342, 333-119343, 333-138691 and 333-138690) and on Form S-3 (Registration No. 333-140590) of our report dated March 23, 2007, with respect to the consolidated financial statements of Boots & Coots International Well Control, Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006  included in this Annual Report on Form 10-K for the year ended December 31, 2006.

 /s/ UHY LLP

Houston, Texas
March 23, 2007